Filed Pursuant to Rule 424(b)5
Registration Statement No. 333-163606

Prospectus Supplement
(To Prospectus dated December 24, 2009)

4,250,000 Shares

Common Stock

We are offering 4,250,000 shares of our common stock. Our common stock is quoted on The NASDAQ Global Market under the symbol "OPTR". On February 23, 2010, the last reported sale price of our common stock was $11.51 per share.

Investing in our common stock involves a high degree of risk. These risks are discussed in this prospectus supplement under "Risk Factors" beginning on page S-4 and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$11.00	$46,750,000.00
Underwriting Discounts and Commissions(1)	$0.64	$1,864,727.04
Proceeds to Optimer From Shares Sold to the Public (Before Expenses)	$10.36	$30,185,268.96
Proceeds to Optimer From Shares Sold to Certain Existing Investors (Before Expenses)	$11.00	$14,700,004.00

(1)
The underwriter will not receive any underwriting discounts or commissions from the sale of an aggregate of 1,336,364 shares of our common stock in this offering to certain of our existing investors.

Delivery of the shares of common stock is expected to be made on or about March 1, 2010. We have granted the underwriter an option for a period of 30 days to purchase up to an additional 637,500 shares of our common stock to cover overallotments. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $2,272,727.04 and the total proceeds to us, before expenses, will be $51,489,772.96.

Sole Book-Running Manager

Jefferies & Company

Prospectus Supplement dated February 23, 2010.

S-i

About this Prospectus Supplement

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus provides more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering. In addition, we incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under "Where You Can Find More Information" in this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the information incorporated by reference and the accompanying prospectus before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein or therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to "Optimer," the "Company", "we," "our," and "us" or similar terms refer to Optimer Pharmaceuticals, Inc. and its majority-owned subsidary, Optimer Biopharmaceuticals, Inc., or OBI, on a consolidated basis.

S-ii

Prospectus Supplement Summary

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading "Risk Factors" in this prospectus supplement beginning on page S-4, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision.

 About Optimer Pharmaceuticals, Inc.

Our Business

We are a biopharmaceutical company focused on discovering, developing and commercializing innovative anti-infective products. Our current development efforts are focused on products that treat gastrointestinal infections, and related diseases where current therapies have limitations, including limited efficacy, serious adverse side effects, drug-to-drug interactions, difficult patient compliance and bacterial resistance. We currently have two late-stage anti-infective product candidates, fidaxomicin and Pruvel™ (prulifloxacin).

Fidaxomicin, our lead product candidate, is a narrow-spectrum antibiotic with minimal systemic absorption. We are developing fidaxomicin as a treatment for Clostridium difficile-infection, or CDI, the most common nosocomial, or hospital acquired, diarrhea. We recently reported positive top-line data from the second of two fidaxomicin Phase 3 trials. In November 2008, we reported positive data from the first Phase 3 trial. Both Phase 3 trials compared fidaxomicin to Vancocin, the only antibiotic currently approved by the U.S. Food and Drug Administration, or FDA, for the treatment of CDI. The top-line analysis of data from these trials showed that fidaxomicin achieved the primary endpoint of clinical cure and demonstrated a significantly lower recurrence rate compared to Vancocin. Fidaxomicin was also well-tolerated in both trials. We currently hold worldwide rights to fidaxomicin, and we plan to submit a New Drug Application, or NDA, to the FDA in the second half of 2010 and are also preparing a Marketing Authorization Application, or MAA, for submission to the European Medicines Agency, or EMEA.

Pruvel is a prodrug in the fluoroquinolone class of antibiotics, a widely-used class of broad-spectrum antibiotics. We are developing Pruvel as a treatment for infectious diarrhea. In July 2008, we reported positive top-line data from the first Phase 3 trial conducted in Mexico and Peru and in February 2009, we reported positive top-line data from the second Phase 3 trial conducted in India, Guatemala and Mexico. The top-line analysis of data from these studies showed that Pruvel met the primary endpoint of time to last unformed stool, or TLUS, compared to placebo. We plan to initially seek approval for Pruvel for the treatment of infectious diarrhea. We currently hold rights to commercialize Pruvel in the United States, and we plan to submit a NDA to the FDA in 2010.

We have also licensed rights to others to develop certain of our product candidates. CEM-101, a macrolide antibiotic which we licensed to Cempra Pharmaceuticals, Inc., or Cempra, is being developed by Cempra for the treatment of respiratory tract infections. In addition, we have granted rights to two other product candidates, OPT-88 and OPT-822/821, to our majority-owned subsidiary, Optimer Biopharmaceuticals, Inc., or OBI. OPT-88 is being developed as a disease-modifying intra-articular, or within the joint, therapy for osteoarthritis and was originally licensed to us from The Scripps Research Institute. OPT-822/821 is a novel carbohydrate-based cancer immunotherapy which we originally licensed from the Memorial Sloan-Kettering Cancer Center. Under our agreements with Cempra and OBI, we are entitled to receive milestone payments if specified development and commercialization milestones are achieved, as well as royalty payments if the related product candidates are commercialized.

We are developing additional product candidates using our proprietary technology, including our Optimer One-Pot Synthesis, or OPopS™, drug discovery platform. OPopS is a computer-aided technology that enables the rapid and low-cost synthesis of a wide array of carbohydrate-based compounds. Two components of the OPopS technology that allow us to synthesize new compounds are GlycoOptimization and De Novo Glycosylation. These technologies are capable of rapidly generating drug candidates for broad therapeutic application.

Certain Recent Balance Sheet Data

Although we have not finalized our full financial results for the fiscal year ended December 31, 2009, we expect to report that we had approximately $38.2 million of cash, cash equivalents and short-term investments as of December 31, 2009.

The financial results set forth above are unaudited and preliminary, and do not present all information necessary for an understanding of our financial condition as of December 31, 2009, or our results of operations for the three months and year ended December 31, 2009. The audit of our consolidated financial statements for the year ended December 31, 2009 is ongoing and could result in changes to the financial results set forth above. Our audited consolidated financial statements will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering.

The Offering

Common stock offered by us	4,250,000 shares
Common stock to be outstanding immediately after this offering	37,570,016 shares

Use of proceeds

We intend to use the net proceeds from this offering primarily for preparing regulatory filings for our two most advanced product candidates, fidaxomicin and Pruvel, for preparing for the potential commercialization of those product candidates, for research and development, for working capital and for other general corporate purposes. See "Use of Proceeds" on page S-6 of this prospectus supplement.

NASDAQ Global Market listing

Our common stock is listed on The NASDAQ Global Market under the symbol "OPTR."

Risk factors

This investment involves a high degree of risk. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

Principal executive offices

Our principal executive offices are located at 10110 Sorrento Valley Road, Suite C, San Diego, CA 92121, and our telephone number is (858) 909-0736. Our web site address is http://www.optimerpharma.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

Outstanding shares

The number of shares of our common stock to be outstanding immediately after this offering is based on 33,320,016 shares outstanding as of February 1, 2010 and excludes as of that date:

•
2,783,553 shares of our common stock issuable upon the exercise of options outstanding as of February 1, 2010, having a weighted-average exercise price of approximately $7.08 per share;

•
91,533 shares of our common stock subject to warrants outstanding as of February 1, 2010, having an exercise price of $10.93 per share;

•
6,674,524 shares of common stock reserved for future issuance under our stock option plans as of February 1, 2010; and

•
384,765 shares of common stock reserved for future issuance under our employee stock purchase plan as of February 1, 2010.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its overallotment option.

Risk Factors

Before you make a decision to invest in our common stock, you should consider carefully the risks described below, and in the section entitled "Risk Factors" contained in our current report on Form 8-K filed with the SEC on February 23, 2010, which is incorporated herein by reference in its entirety, together with other information in this prospectus supplement, the accompanying prospectus and the other information incorporated by reference herein and therein. If any of the described events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to This Offering

Our management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase. You will experience further dilution if we issue additional equity in future financing transactions or upon exercise of options or warrants.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $11.00 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $8.82 per share in the net tangible book value of the common stock. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

If we raise additional funds by issuing additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, will experience additional dilution, and new investors could have rights superior to existing stockholders.

As of February 1, 2009, 6,674,524 shares of common stock were reserved for future issuance under our stock option plans and 384,765 shares of common stock were reserved for future issuance under our employee stock purchase plan. As of that date, there were also options outstanding to purchase 2,783,553 shares of our common stock and warrants outstanding to purchase 91,533 shares of our common stock. You will incur dilution upon exercise of any outstanding stock options or warrants or upon grant of any shares under our stock plans or employee stock purchase plan.

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to statements about:

•
estimates regarding our cash position as of December 31, 2009;

•
the submission of applications for and receipt of regulatory clearances and approvals;

•
our expectations and plans regarding partnering, licensing, marketing and commercializing our product candidates;

•
the progress, timing and results of clinical trials and research and development efforts involving our product candidates;

•
the safety and efficacy of our product candidates;

•
estimates of the potential markets for our product candidates;

•
our expectations with regard to our intellectual property position;

•
our or others' plans to conduct future clinical trials or research and development efforts;

•
estimates of the capacity of manufacturing and other facilities to support our products candidates; and

•
our operating and growth strategies, our industry, our projected cash needs, liquidity and capital resources and our expected future revenues, operations and expenditures.

In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading "Risk Factors". Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors incorporated by reference herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

Use of Proceeds

We estimate that the net proceeds to us from the sale of the 4,250,000 shares of common stock we are offering will be approximately $44.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its overallotment option in full, the net proceeds of the shares we sell will be approximately $51.2 million.

We intend to use the net proceeds from this offering primarily for preparing regulatory filings for our two most advanced product candidates, fidaxomicin and Pruvel, for preparing for the potential commercialization of those product candidates, for research and development, for working capital and for other general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short and long-term interest bearing instruments.

Dilution

Our net tangible book value as of September 30, 2009 was approximately $36.8 million, or $1.11 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2009. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 4,250,000 shares of our common stock offered by us in this offering at the public offering price of $11.00 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2009 would have been approximately $81.5 million, or $2.18 per share. This represents an immediate increase in net tangible book value of $1.07 per share to existing stockholders and immediate dilution in net tangible book value of $8.82 per share to new investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$11.00
Net tangible book value per share as of September 30, 2009	$1.11
Increase per share attributable to new investors	$1.07

As adjusted net tangible book value per share after this offering		$2.18

Dilution per share to new investors		$8.82

If the underwriter exercises the overallotment option granted by us in full, the as adjusted net tangible book value as of September 30, 2009 will increase to approximately $2.32 per share, representing an increase to existing stockholders of approximately $1.21 per share, and there will be an immediate dilution of approximately $8.68 per share to new investors.

The number of shares of our common stock to be outstanding immediately after this offering is based on 33,103,345 shares outstanding as of September 30, 2009 and excludes:

•
2,479,850 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2009, having a weighted-average exercise price of approximately $5.64 per share;

•
91,533 shares of our common stock subject to warrants outstanding as of September 30, 2009, having an exercise price of $10.93 per share;

•
6,119,449 shares of common stock reserved for future issuance under our stock option plans as of September 30, 2009; and

•
406,516 shares of common stock reserved for future issuance under our employee stock purchase plan as of September 30, 2009.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated February 23, 2010, Jefferies & Company, Inc., the sole underwriter in this offering, has agreed to purchase, and we have agreed to sell to it the number of shares of common stock indicated in the table below:

Name	Number of Shares
Jefferies & Company, Inc.	4,250,000

The underwriter is offering the common stock subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares if any such shares are taken.

Commissions and Expenses

The underwriter has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.25 per share. After the offering, the public offering price and concession to dealers may be reduced by the underwriter. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares are offered by the underwriter as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part.

The following table shows the public offering price, the underwriting discounts and commissions payable to the underwriter by us and the proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$11.00	$46,750,000.00
Underwriting discounts and commissions payable by us(1)	$0.64	$1,864,727.04
Proceeds to us from shares sold to the public, before expenses	$10.36	$30,185,268.96
Proceeds to us from shares sold to certain existing investors	$11.00	$14,700,004.00

(1)
The underwriter will not receive any underwriting discounts or commissions from the sale of an aggregate of 1,336,364 shares of our common stock in this offering to certain of our existing investors.

We estimate expenses payable by us in connection with the offering of common stock, other than the underwriting discounts and commissions referred to above, will be approximately $240,000.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 637,500 additional shares at the same price it is paying for the shares shown in the table above. The underwriter may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus supplement. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $2,272,727.04 and the total proceeds to us, before expenses, will be $51,489,772.96.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from certain breaches by us of the underwriting agreement. We have also agreed to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-up Agreements

Our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares, options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the such person, or publicly announce an intention to do any of the foregoing. We have also agreed, subject to specified exceptions, not to offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any affiliate of ours, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any of our common stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, our common stock.

These restrictions terminate after the close of trading of the shares on and including the 90th day after the date of this prospectus supplement. Jefferies & Company, Inc. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, without notice, release all or any portion of the securities subject to lock-up agreements. However, subject to specified exceptions, if (i) during the last 17 days of the 90-day period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then in each case the 90-day period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies & Company, Inc. waives, in writing, such extension.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter of the offering, or by its affiliates. Other than the prospectus in electronic format, the information on the underwriter's websites and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares of common stock is completed, SEC rules may limit the underwriter from bidding for and purchasing shares of our common stock.

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or make short sales of our common stock and may purchase our common stock on the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in this offering. The underwriter may close out any short position by purchasing shares in the open market or by exercising its overallotment option.

A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. A "stabilizing bid" is a bid for or the purchase of common stock on behalf of the underwriter in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of common stock. A "syndicate covering transaction" is the bid for or purchase of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering.

Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriter may also engage in passive market making transactions in our common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

In the future, the underwriter and its affiliates may provide various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of its businesses, the underwriter and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a)
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)
to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

(d)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of our common stock to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom or (2) persons who:

(a)
are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

(b)
are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Order; or

(c)
to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this offering circular relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz—WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—BaFin). This prospectus supplement has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus supplement and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

France

This prospectus has not been prepared in the context of a public offering of financial securities in France within the meaning of Article L.411-1 of the French Code Monétaire et Financier and Title I of Book II of the Règlement Général of the Autorité des marchés financiers (the "AMF") and therefore has not been and will not be filed with the AMF for prior approval or submitted for clearance to the AMF. Consequently, the shares of our common stock may not be, directly or indirectly, offered or sold to the public in France and offers and sales of the shares of our common stock may only be made in France to qualified investors (investisseurs qualifiés) acting for their own, as defined in and in accordance with Articles L.411-2 and D.411-1 to D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier. Neither this prospectus nor any other offering material may be released, issued or distributed to the public in France or used in connection with any offer for subscription on sale of the shares of our common stock to the public in France. The subsequent direct or indirect retransfer of the shares of our common stock to the public in France may only be made in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code Monétaire et Financier.

Sweden

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act [lagen (1991:980) om handel med finasiella instrument] nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

Taiwan

The shares of our common stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan, the Republic of China through a public offering or in circumstance which constitutes an offer within the meaning of the Securities and Exchange Law of Taiwan, the Republic of China that requires a registration or approval of the Financial Supervisory Commission of Taiwan, the Republic of China. No person or entity in Taiwan, the Republic of China has been authorized to offer, sell or deliver, directly or indirectly, the shares of our common stock in Taiwan, the Republic of China.

Legal Matters

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cooley Godward Kronish LLP, San Diego, California. Latham & Watkins LLP, San Diego, California, is counsel for the underwriter in connection with this offering.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

This prospectus relates to a registration statement that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and current reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (www.sec.gov).

Information Incorporated by Reference

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the shares covered by this prospectus supplement (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•
our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 12, 2009, as amended by a Form 10-K/A filed with the SEC on April 1, 2009;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2008 from our definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2009;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 8, 2009, for the quarter ended June 30, 2009, filed with the SEC on August 7, 2009, and for the quarter ended September 30, 2009, filed with the SEC on November 9, 2009;

•
our Current Reports on Form 8-K filed with the SEC on January 13, 2009, February 24, 2009, March 5, 2009, December 4, 2009, February 4, 2010 and February 23, 2010;

•
the description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on February 8, 2007, including any amendment or reports filed for the purpose of updating this description; and

•
all filings we make with the SEC pursuant to the Exchange Act after the date of this prospectus supplement and before termination of this offering.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC's website. You may also access the documents incorporated by reference on our website at www.optimerpharma.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus supplement or the accompanying prospectus or into such documents). Such requests may be directed to:

Optimer Pharmaceuticals, Inc.
10110 Sorrento Valley Drive, Suite C
San Diego, California 92121
(858) 909-0736
Attn: Corporate Secretary

In accordance with Section 412 of the Exchange Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        From time to time, we may offer up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

        We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

        Our common stock is traded on the NASDAQ Global Market under the symbol "OPTR." On December 23, 2009, the last reported sale price of our common stock on the NASDAQ Global Market was $10.89. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading "Risk Factors" on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 24, 2009.

 ABOUT THIS PROSPECTUS

         This prospectus relates to a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference" before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

         You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

         This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement to which this prospectus relates, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

SUMMARY

         This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities referred to under the heading "Risk Factors" in this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement to which this prospectus relates.

         Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "Optimer," "we," "our" or similar references mean Optimer Pharmaceuticals, Inc.

         This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

 Optimer Pharmaceuticals, Inc.

         We are a biopharmaceutical company focused on discovering, developing and commercializing innovative anti-infective products. Our current development efforts are focused on products that treat gastrointestinal infections, and related diseases where current therapies have limitations, including limited efficacy, serious adverse side effects, drug-to-drug interactions, difficult patient compliance and bacterial resistance. We currently have two late-stage anti-infective product candidates, fidaxomicin and Pruvel™ (prulifloxacin).

         Fidaxomicin, our lead product candidate, is a narrow spectrum antibiotic with minimal systemic absorption, currently in its second Phase 3 registration trial for the treatment of Clostridium difficile-infection, or CDI, the most common nosocomial, or hospital acquired, diarrhea. In November 2008, we reported positive data from the first of two fidaxomicin Phase 3 trials, which was the largest single comparative study ever conducted against Vancocin. The top-line analysis of data from this trial showed that fidaxomicin achieved the primary endpoint of clinical cure and demonstrated a significantly lower recurrence rate compared to Vancocin, the only FDA-approved antibiotic for the treatment of CDI. Fidaxomicin was also well-tolerated in the trial. We recently completed enrollment in the second Phase 3 clinical trial and expect to report top-line data from this trial in the first quarter of 2010. We currently hold worldwide rights to fidaxomicin.

         Pruvel is a prodrug in the fluoroquinolone class of antibiotics, a widely-used class of broad-spectrum antibiotics. We are developing Pruvel as a treatment for infectious diarrhea. In July 2008, we reported positive top-line data from the first Phase 3 trial conducted in Mexico and Peru, and in February 2009, we reported positive top-line data from the second Phase 3 trial conducted in India, Guatemala and Mexico. The top-line analysis of data from these studies showed that Pruvel met the primary endpoint of time to last unformed stool, or TLUS, compared to placebo. We plan to initially seek approval for Pruvel for the treatment of infectious diarrhea. We currently hold rights to commercialize Pruvel in the United States.

         We are developing additional product candidates using our proprietary technology, including our Optimer One-Pot Synthesis, or OPopS™ drug discovery platform. OPopS is a computer-aided technology that enables the rapid and low-cost synthesis of a wide array of carbohydrate-based compounds. Two components of the OPopS technology that allow us to synthesize new compounds are GlycoOptimization and De Novo Glycosylation. These technologies are capable of rapidly generating drug candidates for broad therapeutic application.

         We were incorporated in November 1998. Our principal executive offices are located at 10110 Sorrento Valley Road, Suite C, San Diego, CA 92121, and our telephone number is (858) 909-0736. Our web site address is http://www.optimerpharma.com. The information contained in, or that can be accessed through, our web site is not part of this prospectus.

The Securities We May Offer

         We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  aggregate principal amount or aggregate offering price;

  •
  maturity, if applicable;

  •
  original issue discount, if any;

  •
  rates and times of payment of interest or dividends, if any;

  •
  redemption, conversion, exercise, exchange or sinking fund terms, if any;

  •
  ranking;

  •
  restrictive covenants, if any;

  •
  voting or other rights, if any;

  •
  conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

  •
  important United States federal income tax considerations.

         The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement to which this prospectus relates.

         This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

         We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

  •
  the names of those agents or underwriters;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

         Common Stock.    We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

         Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

         If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement to which this prospectus relates, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

         Debt Securities.    We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

         The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement to which this prospectus relates, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement to which this prospectus relates or will be incorporated by reference from reports that we file with the SEC.

         Warrants.    We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement to which this prospectus relates, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement to which this prospectus relates or will be incorporated by reference from reports that we file with the SEC.

         We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

         Units.    We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement to which this prospectus relates, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

         We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

RISK FACTORS

         Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed with the Securities and Exchange Commission, or SEC, on November 3, 2009, which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

 FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, levels of activity, performance or achievements. These risks, uncertainties and other factors include, but are not limited to, those referenced under "Risk Factors" above and in any applicable prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein.

         In addition, past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or any applicable prospectus supplement or free writing prospectus or the respective dates of documents incorporated herein or therein that include forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

         Our earnings were insufficient to cover fixed charges for each of the periods presented. Accordingly, the following table sets forth the deficiency of earnings to fixed charges for each of the periods presented. Because of the deficiency, ratio information is not applicable. Amounts shown are in thousands.

	Year Ended December 31,					Nine Months Ended September 30, 2009
	2004	2005	2006	2007	2008
Deficiency of earnings available to cover fixed charges	$(9,910)	$(7,445)	$(11,902)	$(46,139)	$(35,585)	$(32,965)

USE OF PROCEEDS

         Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby to advance our efforts to prepare for the commercialization of our product candidates, fidaxomicin and Pruvel, for research and development, for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, but we currently have no commitments or agreements relating to any of these types of transactions. The amount and timing of the expenditures will depend on numerous factors, such as the timing and progress of our clinical trials and research and development efforts, commercialization efforts and the competitive environment for our product candidates. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

 DESCRIPTION OF CAPITAL STOCK

General

         Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of December 22, 2009, there were 33,131,804 shares of our common stock outstanding and no shares of preferred stock outstanding.

         The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement to which this prospectus relates, see "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference."

Common Stock

         Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors. The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore subject to the rights of any class of stock having a preference as to dividends. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be affected by, the rights of the holders of any shares of preferred stock that we may designate and issue in the future.

Preferred Stock

         Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

         We will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement to which this prospectus relates, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

  •
  the title and stated value;

  •
  the number of shares we are offering;

  •
  the liquidation preference per share;

  •
  the purchase price;

  •
  the dividend rate, period and payment date and method of calculation for dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund, if any;

  •
  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

  •
  voting rights, if any, of the preferred stock;

  •
  preemptive rights, if any;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  whether interests in the preferred stock will be represented by depositary shares;

  •
  a discussion of any material United States federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

    If we issue shares of preferred stock under this prospectus, the shares will be fully-paid and non-assessable.

         The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

         Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Registration Rights

         Pursuant to our second amended and restated investor rights agreement, dated November 30, 2005, certain of our stockholders, and their affiliates, are entitled to specified rights with respect to the registration of certain of their shares of our common stock under the Securities Act of 1933. If we propose to register any of our securities under the Securities Act, either for our own account or for the account of others, the holders of these shares are entitled to notice of the registration and are entitled to include, at our expense, their shares of common stock in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration. These holders have waived these registration rights in connection with the filing of, and any offerings that might be made pursuant to, the registration statement to which this prospectus relates. In addition, the holders of these shares may require us, at our expense and subject to certain limitations, to file a registration statement under the Securities Act with respect to their shares of our common stock.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Bylaws

         Delaware Anti-Takeover Law.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

  •
  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder,

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation,

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

         In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

         Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.    Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and bylaws:

  •
  permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

  •
  provide that the authorized number of directors may be changed only by resolution adopted by a majority of the authorized number of directors constituting the board of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  divide our board of directors into three classes;

  •
  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

  •
  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice;

  •
  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

  •
  provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

         The amendment of any of the provisions of the amended and restated certificate of incorporation would require approval by the holders of at least 66 2/3% of our then outstanding capital stock. Any adoption, amendment or repeal of the amended and restated bylaws by the board of directors requires the approval of a majority of the authorized number of directors and the stockholders also have the power to adopt, amend or repeal the bylaws provided that in addition to any vote required by law or the amended and restated certificate, such stockholder action would require the affirmative vote of at least 66 2/3% of our then outstanding capital stock.

  Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its address is 59 Maiden Lane, Plaza Level, New York, NY 10038. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

         We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

         We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "debenture trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures to the registration statement to which this prospectus relates, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement to which this prospectus relates or will be incorporated by reference from reports that we file with the SEC.

         The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

         We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

  •
  the title;

  •
  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

  •
  the maturity date;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  issue additional securities;

  •
  create liens;

  •
  pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

  •
  redeem capital stock;

    •
    place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

    •
    make investments or other restricted payments;

    •
    sell or otherwise dispose of assets;

    •
    enter into sale-leaseback transactions;

    •
    engage in transactions with stockholders and affiliates;

    •
    issue or sell stock of our subsidiaries; or

    •
    effect a consolidation or merger;

  •
  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  a discussion of any material United States federal income tax considerations applicable to the debt securities;

  •
  information describing any book-entry features;

  •
  provisions for a sinking fund purchase or other analogous fund, if any;

  •
  the applicability of the provisions in the indenture on discharge;

  •
  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

         We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities, if applicable. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

         Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

         Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

         If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

         The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

         Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

         A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

  •
  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

         These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

         We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

         We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

  •
  to comply with the provisions described above under "Description of Debt Securities—Consolidation, Merger or Sale;"

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

  •
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "Description of Debt Securities—General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

         In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of the series of debt securities;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

         Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the debenture trustee;

  •
  compensate and indemnify the debenture trustee; and

  •
  appoint any successor trustee.

         In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

         We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

         At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

         Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

         We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

         If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

         The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

         Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

         We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

         All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

         The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

         The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

         We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

         We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement to which this prospectus relates. We will file as exhibits to the registration statement to which this prospectus relates, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

         We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreements and warrants may be modified;

  •
  a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

         Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

         Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

         Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

         Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

         Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

         Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

         We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

         We will file as exhibits to the registration statement to which this prospectus relates, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

         Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

         We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

         The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

         We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

         Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

         We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See "Legal Ownership of Securities" below.

LEGAL OWNERSHIP OF SECURITIES

         We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

         We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

         Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

         As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

         We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

         For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

         Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

         For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

         If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

         A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

         Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

         A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

         If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

         The rights of an indirect holder relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

         If securities are issued only in the form of a global security, an investor should be aware of the following:

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  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security;

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  we and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

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  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

         There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

         In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

         Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify any applicable trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

         The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

         We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

         A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

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  the name or names of the underwriters, if any;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

         Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

         If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

         We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

         We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

         We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

         All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

         Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

         Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the common stock on the NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

         In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

         The validity of the securities being offered by this prospectus has been passed upon by Cooley Godward Kronish LLP, San Diego, California.

EXPERTS

         Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

         This prospectus relates to a registration statement that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (www.sec.gov).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

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  our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 12, 2009;

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  the amendment to our Annual Report on Form 10-K/A filed on April 1, 2009;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

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  our Current Reports on Form 8-K filed on January 13, 2009, February 24, 2009, March 5, 2009 and December 4, 2009; and

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  the description of our common stock contained or incorporated by reference in our Registration Statement on Form 8-A, filed on February 1, 2007, including any amendment or reports filed for the purpose of updating this description.

         We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering.

         You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC's website. You may also access the documents incorporated by reference on our website at www.optimerpharma.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

         In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such requests may be directed to Corporate Secretary, Optimer Pharmaceuticals, Inc., 10110 Sorrento Valley Drive, Suite C, San Diego, CA, 92121 or call (858) 909-0736.

4,250,000 Shares

Common Stock

Prospectus Supplement

Jefferies & Company

February 23, 2010